Exhibit 10.9

SWOL HOLDINGS INC. x COUNTRY WINE & SPIRITS INC. – DISTRIBUTION & FULFILLMENT AGREEMENT

This Distribution & Fulfillment Agreement (the “Agreement”) is entered into as of August 1, 2025, by and between SWOL HOLDINGS INC., a corporation organized under the laws of Nevada (“SWOL” or the “Brand Owner”), and COUNTRY WINE & SPIRITS INC., a corporation organized under the laws of California (“CWS” or the “Service Provider”). SWOL and CWS may each be referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, SWOL Holdings inc., is the owner of the SWOL Tequila brand and related trademarks, and produces, markets, and sells premium tequila products;

WHEREAS, CWS operates retail stores, e-commerce platforms, and distribution services for alcoholic beverages, including through LQR House’s website CWSpirits.com;

WHEREAS, SWOL desires to engage CWS as a non-exclusive distributor and fulfillment provider to purchase, stock, market, and sell SWOL Tequila products in the United States under the terms of this Agreement;

WHEREAS, CWS desires to purchase and distribute SWOL Tequila and to fulfill all orders placed via CWSpirits.com and SWOLTequila.com;

NOW, THEREFORE, the Parties agree as follows:

1. APPOINTMENT AND RELATIONSHIP

SWOL appoints CWS as a non-exclusive distributor and fulfillment service provider for SWOL Tequila in the United States. CWS acknowledges that SWOL retains the unrestricted right to appoint other distributors or service providers at any time.

2. TERM

This Agreement shall commence on August 1, 2025, and continue for an initial term of one (1) year. Thereafter, it shall automatically renew for successive one-year terms unless either Party provides written notice of non-renewal at least thirty (30) days before the end of the then-current term.

3. COUNTRY WINE & SPIRITS OBLIGATIONS

CWS agrees to perform the following obligations during the Term:

a) Purchase a minimum of thirty thousand (30,000) bottles (five thousand [5,000] cases) of SWOL Tequila annually from SWOL Holdings Inc.

b) Maintain at least one hundred (100) bottles of SWOL Tequila in on-hand inventory for immediate fulfillment at all times.

c) Fulfill all SWOL Tequila orders placed on CWSpirits.com and SWOLTequila.com within twenty-four (24) hours of order receipt.

d) Offer SWOL Tequila for sale in all CWS retail stores located throughout California.

e) Purchase all SWOL Tequila products directly from SWOL Holdings Inc. at wholesale prices established by SWOL, subject to adjustment based on raw material and production costs with reasonable notice.

f) Handle all fulfillment logistics, including packing, labeling, and shipping, in compliance with applicable state and federal alcohol laws.

g) Maintain all required licenses and permits for alcohol distribution and retail in the jurisdictions where CWS operates.

h) Use SWOL-approved branding, imagery, and marketing language for all promotional activities, and obtain prior written approval from SWOL for all marketing materials.

4. SWOL HOLDINGS OBLIGATIONS

SWOL shall: (a) provide CWS with up-to-date product information, images, and marketing assets; (b) set wholesale pricing and notify CWS of changes in writing; (c) ensure product availability for all purchase orders in accordance with this Agreement; and (d) provide support and guidance on marketing and brand presentation as necessary.

5. NON-EXCLUSIVITY

CWS acknowledges that its rights under this Agreement are non-exclusive. SWOL retains the right to sell, distribute, or appoint other parties to sell or distribute SWOL Tequila products in any geographic region or channel.

6. MARKETING AND BRAND PROTECTION

CWS shall represent the SWOL brand with integrity and consistency. All advertising, digital content, or promotional initiatives that reference SWOL must be approved in writing by SWOL prior to publication. CWS shall not make any false or misleading claims, price manipulations, or comparative statements that could harm SWOL’s reputation.

7. COMPLIANCE AND LICENSING

CWS represents and warrants that it holds, and will maintain throughout the Term, all licenses, permits, and authorizations required by applicable federal, state, and local laws to sell, distribute, and ship alcoholic beverages, including SWOL Tequila. CWS shall comply with all importation laws, tax requirements, and the three-tier alcohol distribution system.

8. PAYMENT TERMS

SWOL shall invoice CWS monthly for wholesale purchases. CWS shall remit payment within ten (10) business days via wire transfer. Invoices shall itemize all costs, including product purchase and shipping charges.

9. TERMINATION

SWOL may terminate this Agreement immediately upon written notice if CWS fails to maintain minimum inventory, fails to meet the annual purchase commitment, or breaches any material obligation under this Agreement. Either Party may terminate without cause by providing thirty (30) days’ written notice.

10. GOVERNING LAW AND VENUE

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to conflict of law principles. Any disputes arising under or related to this Agreement shall be resolved in the state or federal courts located in Nevada.

11. MISCELLANEOUS

This Agreement constitutes the entire understanding between the Parties and supersedes all prior agreements or understandings, written or oral. No amendment shall be valid unless in writing and signed by both Parties. If any provision is deemed invalid or unenforceable, the remaining provisions shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written:

SWOL HOLDINGS INC.		COUNTRY WINE & SPIRITS INC.

By:		By:
Name:	Alexandra Hoffman	Name:	Shawn Kattoula
Title:	CEO	Title:	Director

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